Exhibit 32.1
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                        SECTION 906 CERTIFICATION OF CEO
                        --------------------------------


         In connection with the Quarterly Report of Green Power Energy Holdings Corp. (the "Company") on Form 10-QSB for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wayne Coverdale, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                /s/ Wayne Coverdale
                                               -----------------------
                                               Wayne Coverdale
                                               Chief Executive Officer
                                               October 15, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Green Power Energy Holdings Corp. and will be retained by Green Power Energy Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.